Exhibit 99.2

Mullen Automotive Signs Binding Agreement with DelPack Logistics, LLC, an Amazon Delivery Services Partner, for Class 1 & 2 EV Cargo Vans

DelPack Logistics, LLC to place an order for up to 600 Mullen Class 2 EV cargo vans over the next 18 months

BREA, Calif., July 11, 2022 -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today that it has signed a binding agreement with DelPack Logistics, LLC (“DPL”), an Amazon Delivery Service Partner, for DPL to purchase up to 600 Mullen Class 2 EV cargo vans over the next 18 months.

Conditions to the binding agreement between Mullen and DPL include the following:

•	DPL will place a purchase order for up to 600 Mullen Class 2 Electric Cargo Vans over the next 18 months

•	The 600 Class 2 EV Cargo Vans will be fully homologated for the United States

•	The first 300 fully homologated for the United States Mullen Class 2 EV Cargo Vans can be delivered to DPL by Nov. 30, 2022, at the request of DPL

•	All Mullen Class 2 Electric Cargo Vans will be equipped with all airbags as required by United States standards and a cabin comfort package, including adjustable seats, cup holders, an infotainment system, and comfortable passenger seat. In addition, the Mullen Class 2 Electric Cargo Vans will carry a minimum of an 80 kilowatt per hour battery pack.

“This agreement is a milestone for Mullen Automotive,” said David Michery, CEO and chairman of Mullen Automotive. “DelPack is a leader in last mile package delivery and this agreement puts our Class 1 cargo van program front and center for last mile delivery opportunities.”

“Delpack is excited about an opportunity to take part and participate in a global green and sustainable initiative,” said Eugene Goldberg, Partner DelPack, Logistics, LLC.

About DelPack Logistics

DelPack Logistics LLC is an Amazon Delivery Service Partner. Our priority is to bring smiles to Amazon’s customers while consistently outperforming expectations and providing a safe and well-compensated work environment for our valued employees.

About Mullen

Mullen is a Southern California-based automotive company that owns and partners with several synergistic businesses working toward the unified goal of creating clean and scalable energy solutions. Mullen has evolved over the past decade in sync with consumers and technology trends. Today, the Company is working diligently to provide exciting EV options built entirely in the United States and made to fit perfectly into the American consumer’s life. Mullen strives to make EVs more accessible than ever by building an end-to-end ecosystem that takes care of all aspects of EV ownership.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, whether the contemplated purchase order by DPL will materialize; whether Mullen will be able to meet its timing and other obligations under the agreement; and whether the referenced purchase agreement will be beneficial to Mullen. Additional examples of such risks and uncertainties include, but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s  business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

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